UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 30, 2018, Cellular Biomedicine Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors ( the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase from the Company, an aggregate of 1,714,324 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at $17.80 per share, for total gross proceeds of approximately $30.5 million (the “Private Placement”).  The closing of the Private Placement is expected to occur upon completion of customary closing conditions (the “Closing”).

Pursuant to the Purchase Agreement, the Investors have the right to nominate one director to the board of directors of the Company to stand for election at the 2018 Annual Meeting of Stockholders.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed, subject to certain exceptions set forth therein, to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-3 within 30 days of the Closing in order to cover the resale of the Shares. The Company has also agreed, among other things, to provide the Investors with piggyback registration rights (subject to certain conditions), indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing description of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, forms of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

The issuance of the Shares was made in reliance on the exemption from registration provided by Regulation D, Regulation S and Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the transaction documents entered into in connection with the Private Placement, copies of which are filed herewith as Exhibits 10.1 and 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

4.1
Registration Rights Agreement, dated January 30, 2018, by and among the Company, Wealth Map Holdings Limited, Earls Mill Limited, and Bosun S. Hau

10.1
Securities Purchase Agreement, dated January 30, 2018, by and among the Company, Wealth Map Holdings Limited, Earls Mill Limited, and Bosun S. Hau

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: January 31, 2018	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer